UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 16, 2007
DATASCOPE CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-6516	13-2529596

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Philips Parkway Montvale, New Jersey	07645-9998

(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code)	(201) 391-8100
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On February 16, 2007, Datascope Corp. (“Datascope” or the “Company”) received a letter from The Nasdaq Stock Market indicating that as a result of Datascope’s failure to timely file its Form 10-Q for the fiscal quarter ended December 31, 2006 with the Securities and Exchange Commission, Datascope is not in compliance with Nasdaq Marketplace Rule 4310(c)(14) and that the Company’s common stock will be subject to delisting unless the Company requests a hearing before the Nasdaq Listing Qualifications Panel (“Panel”). Nasdaq Marketplace Rule 4310(c)(14) requires Datascope to make on a timely basis all filings with the Securities and Exchange Commission, as required by the Securities Exchange Act of 1934, as amended.
On February 16, 2007, pursuant to Nasdaq Marketplace Rule 4800 Series, Datascope requested a hearing before the Panel. As a result of that request, the Company’s common stock will continue to be listed at least until the Panel’s decision.
On February 16, 2007, Datascope issued a press release announcing the matters discussed above. The press release is attached as Exhibit 99.1 to this report.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATASCOPE CORP. Registrant
By:	/s/ Scott D. Kantor
Vice President and Chief Financial Officer

Dated: February 16, 2007

EXHIBIT INDEX

Exhibit 99.1	Press Release of Datascope Corp. dated February 16, 2007

Exhibit 99.2	Letter from The Nasdaq Stock Market to Datascope Corp. dated February 16, 2007

Exhibit 99.3	Letter from Datascope Corp. to The Nasdaq Stock Market dated February 16, 2007